Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
_____________________________________________________________

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)
______________________________________________________________

    In connection with the Annual Report on Form 10-KSB for the period ended December 31, 2006 (the "Report") of Best Care, Inc. (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof, we, Haim Perlstein, the President, Treasurer, and Director of the Registrant, and Chaim Limor, the Secretary and Director of the Registrant, hereby certify, to the best of each of our knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 30, 2007

Signature:	/s/ Haim Perlstein
Name:	Haim Perlstein
Title:	President, Treasurer,
and Director
(Principal Executive, Financial,
and Accounting Officer)

Signature:	/s/ Chaim Limor
Name:	Chaim Limor
Title:	Secretary and Director

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.